CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Supreme Holdings, Inc., on Form 10-qsb for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof, I, Thomas John Cloud, Jr., Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(1)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(2)

The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

Supreme Holdings, Inc.

By/s/ Thomas John Cloud, Jr.

Thomas John Cloud, Jr.

President and CEO

May 30, 2003

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Supreme Holdings, Inc., on Form 10-qsb for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof, I, Robert Joseph Wilson, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(3)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(4)

The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

Supreme Holdings, Inc.

By/s/ Robert Joseph Wilson

Robert Joseph Wilson

Secretary/Treasurer and CFO

May 30, 2003